EXHIBIT 8(bb)

                      AMENDMENT TO PARTICIPATION AGREEMENT


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                                                                   EXHIBIT 8(bb)

                      AMENDMENT TO PARTICIPATION AGREEMENT

         The Fund Participation Agreement, dated September 1, 1997, by and among IL Annuity and Insurance Company, a life insurance company currently organized under the laws of Kansas, SoGen Variable Funds, Inc. (currently known as First Eagle SoGen Variable Funds, Inc.) and Societe Generale Securities Corporation is hereby amended, effective as of June 1, 2001, as follows:

                  1. Paragraph 12.2, "the names and addresses of" in line 2 shall be replaced with "all information pertaining to", and in line 5, "names and addresses and other" shall be deleted.

                  2. Paragraph 12.2, The following sentence shall be added at the end of this paragraph :

                                  Each party hereto shall be solely
                                  responsible for the compliance of their
                                  officers, directors, employees, agents,
                                  independent contractors, and any affiliated and non-affiliated third parties with all applicable privacy-related laws and regulations including but not limited to the Gramm-Leach- Bliley Act and Regulation S-P.

                  3. Schedule A, Contracts to be Issued by the Company, is hereby amended to include the following contract VSTAR-01.

                  4. Schedule A, is hereby amended to include the following additional investment companies:

                                  Dreyfus Investment Portfolios - Service Shares J.P. Morgan Series Trust II
                                  Neuberger Berman Advisers Management Trust
                                  PIMCO Variable Insurance Trust -
                                    Administrative Class Shares
                                  Strong Variable Insurance Funds, Inc.
                                  Strong Opportunity Fund, Inc.


         All other terms and provisions of the Agreement not amended hereby shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement to Amend as of the date and year first above written.

              FIRST EAGLE SOGEN VARIABLE FUNDS, INC.

              By:__________________________
                                   Date
              Name:________________________
              Title:_________________________


              SOCIETE GENERALE SECURITIES CORPORATION

              By: __________________________
                                   Date
              Name:________________________
              Title:_________________________


              IL ANNUITY AND INSURANCE COMPANY

              By: __________________________
                                   Date
              Name:________________________
              Title:_________________________



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